Exhibit 99.1
Law Offices of
CHAPMAN AND CUTLER llp

Theodore S. Chapman	595 Market Street, San Francisco, California 94105-2839	Chicago
1877-1943	Telephone (415) 541-0500
Henry E. Cutler	Facsimile (415) 541-0506	111 West Monroe Street
1879-1959	chapman.com	Chicago, IL 60603
(312) 845-3000

Salt Lake City 201 South Main Street
	May 25, 2007	Salt Lake City, UT 84111
(801) 533-0066
TO THE PARTIES LISTED
ON SCHEDULE A HERETO
     Re: Sequoia Mortgage Trust 2007-2 / Tax Opinion
Ladies and Gentlemen:
     You have requested our opinion in connection with certain federal income tax matters related to Sequoia Mortgage Trust 2007-2 (the “Trust Fund”) and the $1,058,317,369 (Approximate) Class 1-AR, Class 1-LTR, Class 1-A1, Class 1-A2, Class 1-A3, Class 1-XA, Class 1-B1, Class 1-B2, Class 1-XB, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-AR, Class 2-LTR, Class 2A-A1, Class 2B-A1, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Sequoia Mortgage Trust 2007-2 Mortgage Pass-Through Certificates issued with respect thereto (collectively, the “Certificates”). The Trust Fund was established by Sequoia Residential Funding, Inc. (the “Depositor”) pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, HSBC Bank USA, National Association, as Trustee, and Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator. The Certificates are being issued pursuant to the Pooling and Servicing Agreement. Reference is hereby made to the Depositor’s Universal Shelf Registration Statement on Form S-3 (Registration Statement No. 333-132123) filed with the Securities and Exchange Commission under the Securities Act of 1933 and declared effective on or about July 26, 2006 (the “Registration Statement”), and to the Prospectus, dated July 26, 2006 (the “Prospectus”), and the forms of prospectus supplements included in the Registration Statement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Pooling and Servicing Agreement.
     We have acted as special tax counsel to the Depositor in connection with the above transaction and have assisted in the preparation of the federal income tax summaries set forth in the Prospectus and the Prospectus Supplement, dated May 23, 2007 (the “Prospectus Supplement”), used in connection with the issuance of the Certificates. In formulating our opinions, we have reviewed copies of (i) the Prospectus and Prospectus Supplement, (ii) the Pooling and Servicing Agreement and the forms of Certificates issued pursuant thereto, (iii) the Mortgage Loan Purchase and Sale Agreement, (iv) the Purchase Agreements and the Servicing Agreements, (v) the Acknowledgments, dated as of May 25, 2007, assigning rights under the Purchase Agreements and the Servicing Agreements, and (vi) such resolutions, certificates, records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Law Offices of
CHAPMAN AND CUTLER
TO THE PARTIES LISTED
ON SCHEDULE A HERETO
May 25, 2007

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or finals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.
     Our opinion is also based on the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, each as amended to the date hereof (the “Code”), administrative rulings, judicial decisions and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.
     Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Fund as consisting of multiple REMICs, each comprised of the assets and interests specified in the Pooling and Servicing Agreement and (ii) compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements, the Servicing Agreements and the Acknowledgments, for United States federal income tax purposes:
1.	the statements in the Prospectus under the heading “Material Federal Income Tax Consequences,” as supplemented or modified by the statements in the Prospectus Supplement under the heading “Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions with respect to United States federal income tax matters, are correct in all material respects;

2.	each segregated asset pool for which the Pooling and Servicing Agreement directs the Securities Administrator to make a REMIC election will qualify as a REMIC within the meaning of Section 860D of the Code;

3.	the Reserve Fund is an “outside reserve fund”, within the meaning of Treasury Regulations Section 1.860G-2(h), that is beneficially owned by the Interest-Only Certificateholders; and

4.	the rights of the Certificateholders with respect to the Reserve Fund represent, for United States federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury Regulations Section 1.860G-2(i).

Law Offices of
CHAPMAN AND CUTLER
TO THE PARTIES LISTED
ON SCHEDULE A HERETO
May 25, 2007

     Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Trust Fund, or to any other securities issued by them, or under any law other than United States federal income tax laws.
     We impose no limit on your disclosure of this opinion or the tax treatment or tax structure of the transactions described herein. However, we are furnishing this opinion to you solely in connection with the initial sale of the Certificates and it cannot be relied upon by any other person or for any other purpose without our express written permission.

Very truly yours,

(Chapman and Cutler LLP)

Law Offices of
CHAPMAN AND CUTLER
SCHEDULE A

Redwood Trust, Inc.	Moody’s Investor Service
One Belvedere Place	99 Church Street
Suite 300	New York, NY 10007
Mill Valley, CA 94941
RWT Holdings, Inc.
One Belvedere Place
Suite 310
Mill Valley, CA 94941
Sequoia Residential Funding, Inc.
One Belvedere Place
Suite 330
Mill Valley, CA 94941
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Trade Financial Center
10th Floor
New York, NY 10080
Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-04
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Fitch Ratings
One State Street Plaza, 30th Floor
New York, NY 10004
Standard & Poor’s a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, NY 10041